UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

Health Sciences Group, Inc.

(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA 90045
(Address of principal executive offices) (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, the Board of Directors ratified a three-year Employment Agreement between Health Sciences Group, Inc. ("HESG") and Stuart Avery Gold, dated June 14, 2006 and effective as of June 1, 2006, as the new Chief Executive Officer of HESG. Initial term of the Employment Agreement is through May 31, 2009 and automatically renews for one year terms unless a party notifies the other party in accordance with the terms of the Employment Agreement. Mr. Fred E. Tannous, co-Chairman of the Board of Directors, will resign as Chief Executive Officer effective upon Mr. Gold's assuming that position and will assume the role of Chief Financial Officer.

Mr. Gold will receive an annual base salary of $200,000 with the opportunity to receive raises of not less than 10% of the base salary subject to the achievement of mutually agreed upon performance milestones. Under the terms of the Employment Agreement, Mr. Gold is be entitled to receive a cash bonus for each fiscal year that occurs during his term, so long as HESG generates a minimum of $1,000,000 in earnings before interest, taxes, depreciation and amortization (“EBITDA”). Mr. Gold will also receive incentive stock options to purchase up to an aggregate of 6% of the number of shares of HESG’s common stock issued and outstanding immediately following the closing of the next equity financing. The first 3% option shall have an exercise price equal to the closing price of the common stock on the date that the Employment Agreement is approved by the Board of Directors and the term of such options shall be 10 years and vests upon the achievement of certain mutually agreed-upon milestones during his term. The second 3% option shall have an exercise price equal to the price paid by the participants in the next equity financing and the term of the option shall be five years and vests by one-third on each anniversary date over his term. HESG may terminate the Employment Agreement at any time with 90 days notice upon payment of the lesser of (i) Mr. Gold’s salary through the remainder of his term or (ii) 12 months of Mr. Gold’s base salary.

The description set forth herein of the terms of Mr. Gold's Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed with this report as Exhibit 99.1 and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Employment Agreement between Health Sciences Group, Inc. and Stuart Avery Gold dated June 14, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Date: June 29, 2006	By:	/s/ Fred E. Tannous

Fred E. Tannous Co-Chairman Principal Financial Officer

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